EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Marlton Technologies, Inc. (the "Company") on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert B. Ginsburg, Chief Executive Officer of the Company, and Stephen P. Rolf, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, based on their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all  material respects, the financial condition and result of operations of  the Company.

/s/ Robert B. Ginsburg	/s/ Stephen P. Rolf
Robert B. Ginsburg Chief Executive Officer March 29, 2005	Stephen P. Rolf Chief Financial Officer March 29, 2005